UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2011

American Church Mortgage Company

(Exact name of registrant as specified in its charter)

Minnesota	33-87570	41-1793975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10237 Yellow Circle Drive, Minnetonka, MN		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 945-9455

______________________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On July 13, 2011, the the Board of Directors of American Church Mortgage Company (“ACMC” or the “Company”) approved a share repurchase plan (the “Plan”) which permits, subject to the terms and conditions described in part below, shareholders of the Company to submit shares of ACMC common stock (“Shares”) for repurchase by the Company.

The Board approved the following terms of the Plan: the repurchase on a first-come, first-served basis of up to 250,000 of the Company’s issued and outstanding Shares at $4.00 per Share (subject to the Board’s discretion to modify such price) less a $20 administrative fee that the Company may, in its discretion, charge for repurchases; Shares may be repurchased at the sole discretion of the Company, subject to the funds available after meeting Company obligations; shareholders must present for repurchase either: (i) a minimum of 500 Shares, or (ii) the total number of Shares registered in such Shareholder’s name; and the Plan may be modified or rescinded at the Board’s discretion upon 10 days’ notice to shareholders.

The foregoing description of the Plan is qualified in its entirety by reference to the American Church Mortgage Company Share Repurchase Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.      Regulation FD Disclosure.

In connection with the foregoing, the Company intends to begin mailing a copy of the Plan to its shareholders on or about July 26, 2011.

The information in this Item 7.01 shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	American Church Mortgage Company Share Repurchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Church Mortgage Company

Date: July 19, 2011
	By	/s/ Philip J. Myers
President and Chief Executive Officer